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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of 1-800 CONTACTS, INC. of our report dated March 14, 2003 relating to the financial statements of K & D Distributors, Ltd. d/b/a Lens 1st as of June 7, 2001 and for the period from January 1, 2001 through June 7, 2001, and our report dated March 14, 2003 relating to the financial statements of Camelot Ventures/CJ, LLC d/b/a Lens 1st as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and for the period from inception (June 8, 2001) through December 31, 2001, which appear in of 1-800 CONTACTS, INC.'s Current Report on Form 8-K dated April 15, 2003. We also consent to the reference to us under the header "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Bloomfield Hills, Michigan
June 11, 2004

E-6

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  Exhibit 23.3